Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-110629 and No. 333-130484) and on Form S-8 (No. 333-39592, No. 333-42616, No. 333-47250, No. 333-84825, No. 333-88418, No. 333-88420, No. 333-90795, No. 333-110516 and No. 333-120439) of Emdeon Corporation of our report dated March 1, 2007 except for Note 24 as to which the date is May 9, 2007, with respect to the consolidated financial statements and schedule of Emdeon Corporation, and our report dated March 1, 2007 except for the effects of the material weakness described in the seventh paragraph of such report as to which the date is May 9, 2007 with respect to Emdeon Corporation’s management’s restated assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Emdeon Corporation, included in this Annual Report (Form 10-K/A) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

MetroPark, New Jersey
May 9, 2007